Exhibit (e)(1)(x)

TENTH AMENDMENT TO

THE EA SERIES TRUST

ETF DISTRIBUTION

AGREEMENT

THIS TENTH AMENDMENT to the ETF Distribution Agreement, dated as of September 30, 2021 (the “Agreement”) is entered into by and between EA Series Trust (fka Alpha Architect ETF Trust) (the “Trust”), Empowered Funds, LLC (the “Adviser”) and Quasar Distributors, LLC (the “Distributor” together with the Trust and the Adviser, the “Parties”) as of March 23, 2023 (the “Effective Date”).

WHEREAS, the Parties desire to amend Schedule A of the Agreement to add certain new Funds, and make other changes to Schedule A as described more fully therein;

WHEREAS, Section 13 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Schedule A of the Agreement is hereby deleted and replaced in its entirety by Schedule A attached hereto, which reflects Fund updates.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Parties hereto have caused this Tenth Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

EA SERIES TRUST		QUASAR DISTRIBUTORS, LLC

By:	Jessica Leighty	By:	Teresa Cowan
	Jessica Leighty, CCO		Teresa Cowan, President

EMPOWERED FUNDS, LLC

By:	Patrick Cleary
Patrick Cleary, CEO

SCHEDULE A

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI SectorSurfer Momentum ETF

Gadsden Dynamic Multi-Asset ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Guru Favorite Stocks ETF

ROC ETF

Relative Sentiment Tactical Allocation ETF

Argent Mid Cap ETF

AOT Growth and Innovation ETF

Strive U.S. Energy ETF

EA Bridgeway Blue Chip ETF

Strive 500 ETF

Burney U.S. Factor Rotation ETF

Altrius Global Dividend ETF

Strive U.S. Semiconductor ETF

Strive Emerging Markets Ex-China ETF

Alpha Architect High Inflation and Deflation ETF

Strive U.S. Technology ETF

Alpha Architect Tail Risk ETF

Alpha Architect 1-3 Month Box ETF

EA Bridgeway Omni Small Cap Value ETF

Strive 1000 Growth ETF

Strive 1000 Value ETF

Strive Small Cap ETF

Strive 1000 Dividend Growth ETF

Strive FAANG 2.0 ETF

Strive Developed Markets ETF
Euclidean Fundamental Value ETF
Bridges Capital Tactical ETF
MKAM ETF
Morgan Dempsey Large Cap Value ETF